                                                                   EXHIBIT 10.32


                             OFFICE LEASE AGREEMENT


1. LEASED PREMISES AND TERM: This Lease Agreement, made and entered into by and between Mountain States Mutual Casualty Company, hereinafter referred to as "Landlord", does hereby demise and lease unto Xcare.net, hereinafter referred to as "Tenant", the premises for the purposes of this Lease, deemed to be 5,240 rentable square feet of the Mountain States Insurance Group Building, Suite #410 located at 5051 Journal Center Boulevard NE, Albuquerque, New Mexico 87109 for the term of Five (5) Years and Two (2) Weeks beginning on the 15th day of January, 2000 excepting delays due to strikes, acts of God, failure in delivery of materials and events beyond Landlord control, and ending on the 31st day of January, 2005, unless the term hereof shall be sooner terminated as hereinafter provided.

2.      RENT AND SECURITY DEPOSIT:

        (a) In consideration of said Lease, the Tenant, without prior written notice or demand, agrees to pay to the Landlord as minimum rent for said premises monthly payments as follows:

           Months                  Rate /RSF               Monthly
            1-12                    $20.00                $8,733.33
           13-24                    $20.50                $8,951.67
           25-36                    $21.00                $9,170.00
           37-48                    $21.50                $9,388.33
           49-60                    $22.00                $9,606.67

           Rent Concession - first two weeks free.

        (b) All of which said payments shall be due and payable in advance on the first day of each and every calendar month at the office of the Landlord, or such other place as the Landlord from time to time, in writing, may designate. With the execution of this Lease, Tenant has deposited with the Landlord the sum of $18,340.00 of which $8,733.33 shall be applied as rent from February 1, 2000 through February 29, 2000 and the balance of $9,606.67 shall be held by Landlord as a Security Deposit.

        (c) Security Deposit is defined as monies pledged as security for the payment of the rent and other charges herein agreed to be paid, and for the faithful performance of all the terms, conditions, and covenants of this Lease. If at any time during the term of this Lease Tenant shall be in default in the performance of any provision of the Lease, and shall fail to remedy or cure said default after having received fifteen (15) days written notice of same, then, the Landlord may, at its option, apply monies held as partial or full satisfaction of said default or declare said deposit to be forfeited. Upon full and satisfactory completion of this Lease, said deposit shall be refunded to the Tenant without interest.

        (d) No dispute between Landlord and Tenant as to Landlord or Tenant obligations under this Lease shall excuse the payment of rent or the faithful performance of the other conditions of said Lease by either party.

3.      POSSESSION:

        (a) If Landlord, for any reason whatsoever, cannot deliver possession of the said premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to the Tenant for any loss or damage resulting therefrom, but in that event the term of the Lease shall be amended to commence on the date when Landlord can deliver possession and the expiration date shall be extended accordingly. If permission is given to Tenant to occupy the premises prior to the commencement date, such occupancy shall be subject to all provisions of this Lease, and if the term hereof commences on a later date than the commencement date pursuant to the provision set forth above, the Parties hereto agree to execute and acknowledge a written statement setting forth the actual date of commencement of this Lease and the termination date. This Lease shall be in full force and effect even though either Party may fail or refuse to execute such Statement.

        (b) The taking of possession of said premises by the Tenant shall be conclusive evidence as against the Tenant that said premises were in good and satisfactory condition when possession of same was taken.

4. LATE CHARGE: Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the premises. Therefore, in the event Tenant should fail to pay any installment of rent or any sum due hereunder after such amount is due, Tenant shall, upon being billed, pay to Landlord as additional rent, a late charge equal to 10% of each such installment or other sum or $25.00 per month, whichever is greater. Said late charge shall be assessed on the 15th day of each month. A $20.00 charge will be paid by the Tenant to the Landlord for each returned check.

5.      TENANT IMPROVEMENT WORK:

        (a) Tenant agrees to devote the necessary time in consultation, or by plan, with Landlord as may be necessary, for it to complete the Plans in accordance with the Tenant's requirements for the Building Standard Work. The Tenant further agrees to provide the Landlord's architect, within fifteen (15) days of the execution of this Lease, with written approval of the final Plans for the Tenant's premises, including but not necessarily limited to the below listed items:

        (1) Any requirements which the Tenant desires and which are in excess of the Landlord's Building Standard Work.

        (2) Special loading, such as location of file cabinets or special equipment.

        (3) Openings in the walls or floors.

        (4) Special electrical, air conditioning or plumbing work.

        (5) Partitions - location and type, including doors and hardware.

        (6) Special cabinet work or other millwork items.

        (7) Variations to standard ceiling heights.

        (8) Color selection of painted areas.

        (9) Selection of floor covering and any special wall covering.

        (b) Should the Tenant fail to furnish the Landlord with the above information, the Landlord may complete the Building Standard Work in a manner satisfactory to the Landlord.

        (c) Landlord agrees to produce the necessary architectural, mechanical and electrical plans and specifications (herein called the "Plans") to be drawn by its architect and covering the Building Standard Work which is to be done by the Landlord. The cost of these plans shall be borne by the Landlord. Tenant shall pay for non-standard construction and engineering drawings or any additional costs for drawings occasioned by special installation and Tenant shall be responsible for the design, function and maintenance of such special improvements or not installed by

Landlord at Tenant's request.

        (d) If, upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary drawings, plans and specifications (which drawings, plans and specifications are expressly subject to Landlord's written approval), Landlord may agree to do other work in addition to that work as specified as Building Standard Work, such other work (herein called "Additional Work") shall be done at Tenant's sole cost and expense. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant written estimates of the cost of Additional Work and Tenant shall approve said estimates in writing within ten (10) business days from the receipt thereof. Landlord shall not be authorized to proceed thereon until such estimate is mutually agreeable and approved in writing. Tenant agrees to pay to Landlord in advance upon being billed therefor the costs of all Additional Work, together with fifteen percent (15%) of said cost for Landlord's overhead and profit. Tenant may also use its own fully licensed and bonded contractor, provided it has Landlord's prior written approval.

        (e) Notwithstanding the date provided in said Lease for commencement of the terms thereof, Tenant's obligation to pay rent thereunder shall not commence until Landlord shall have substantially completed all Building Standard Work and Additional Work; provided, however, that Landlord is not delayed in substantially completing the demised premises as a result of:

        (1) Tenant's failure to furnish approval of said Plans as specified above, or

        (2) Tenant's failure to furnish Plans for Additional Work, approve Landlord' s cost estimates within the time specified above, or

        (3) Tenant' s request for materials, finishes or installations other than Building Standard, or

        (4) Tenant's changes in the Building Standard Work or the Plans therefor or in the drawings, plans and specifications for Additional Work (notwithstanding Landlord's approval of any such changes), or

        (5) The performance by Tenant or any other person, firm or corporation employed by Tenant, including but not limited to, the completion of any work done by Tenant or said person, firm or corporation employed by Tenant.

        (f) If the Tenant fails to reasonably cooperate or otherwise comply with any of the provisions, outlined above, the Landlord may, at its option, commence the Lease term, after having given the Tenant ten (10) days written notice thereof.

6. CHARACTER OF OCCUPANCY: The demised premises shall be used only for office purposes and for such other lawful purposes as may be incidental thereto. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the demised premises. Tenants shall promptly comply with all Landlord or government orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the demised premises, all at Tenant's sole expense. Tenant shall not permit the leased premises to be used in any way which would, in the opinion of the Landlord, be extra hazardous or which would in any way increase or render void the fire insurance on the leased premises. Tenant agrees to pay, on demand, costs for any damage or repairs to the premises caused by the misuse of Tenant, its agents or employees.

7. PRORATION: Whenever the term "pro rata" shall appear in this Lease, it shall refer to Tenant's gross square footage (5,240) as that figure compares to the total square footage (66,063) included in any billing for taxes, insurance or other services being provided for that portion of the leased premises.

8. SIGNS, WINDOW COVERINGS: No sign, placard, picture, advertisement, name, notice, door sign or window covering visible from the exterior of the premises, or corridor hall, shall be inscribed, painted or affixed by the Tenant on or to any part of the outside or inside of the building or the premises without the prior written consent of the Landlord. If the Landlord shall have given such consent at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions of this Lease and shall be deemed to relate only to the particular sign, placard, picture, advertisement, name, notice, door sign or window covering so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, placard, picture, advertisement, name, notice door sign or window covering. All door signs shall be installed by the Landlord, at the expense of the Tenant.

9. MAINTENANCE, UTILITIES, AND JANITORIAL: The Landlord and Tenant agree that during the period of this Lease:

        (a) Landlord agrees to provide at its cost: water, heat, electricity and air conditioning to the demised premises, and pay all utilities that may be provided to said demised premises.

        (b) Tenant will not, without the written consent of the Landlord, use any apparatus or device which will in any way increase the amount of electricity, gas or water normally supplied for use of the premises as general office space; nor connect with electric current, except through existing electrical outlets in the premises. If Tenant shall require water, gas or electric current in excess of that normally supplied for use of the premises as general office space, Tenant shall first obtain the written consent the Landlord. Such consent shall not be unreasonably withheld. Landlord may cause a water, gas or electric meter to be installed in the premises to measure the amount of water, gas and electric current consumed for any such other use. The cost of any meters and of installation, maintenance and repair thereof, shall be paid for by the Tenant, and Tenant agrees to pay to Landlord promptly upon demand, the cost incurred for all water, gas and electric current consumed, as shown by said meters, at the rates charged by the local public authority/utility. Any additional expense in monitoring the water, gas and electric current consumed will be paid for by the Tenant.

        (c) Landlord and Tenant agree that it is in the best interest of both Parties to keep the utility expense in the building to a minimum. As a result, Landlord and Tenant agree that normal utilities will be available to the Tenant's premises during normal business hours, which shall be from 7:00 A.M. to 7:00 P.M. on normal days. Normal business hours are Monday through Friday each week with the exception of all National Holidays. It is understood that the Landlord may elect not to provide electricity, heating or air conditioning to the premises outside the normal business hours on normal business days, outlined above. Timed override buttons will be provided for after hours HVAC use. Each time a button is used, Tenant will be billed at a rate of $35.00 per hour.

        (d) Landlord shall provide, at Landlord's expense, five-day a week janitorial service for the demised premises and common areas. Tenant will pay the Landlord a reasonable charge for any extra cleaning of the premises required because of the carelessness or indifference of Tenant, or because of the nature of Tenant's business, and for any special cleaning done at the request of Tenant. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant's request, of any materials or finish other than those which are Building Standard, Tenant shall pay the Landlord an amount equal to such increase in cost.

        (e) Tenant agrees that Landlord shall not be held liable for failure to supply heating, elevator, janitorial or lighting services, when such failure is not due to gross negligence on its part, it being understood that Landlord reserves the right to temporarily discontinue services, at such times as may be necessary by reason of accident, repairs, alterations or improvements, or whenever, by reason of strikes, lockouts, riots, acts of God, or any other happening, Landlord is unable to furnish same.

        (f) Tenant agrees that if any payment of rent or other charges as herein provided shall remain unpaid for more then twenty (20) days after the same shall become due, Landlord may, without notice to Tenant, discontinue furnishing lighting, heating and janitorial services, until all arrears of rent shall have been paid and discharged, and that Landlord shall not be liable for damages, and that such action shall in no way operate to release Tenant from the obligations hereunder.

        (g) Landlord shall pay all expenses involved in maintaining the equipment, structure, common areas, and landscaping for the building in which Tenant's demised premises are located.

        (h) Tenant shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Tenant.

10. BUILDING OPERATING COSTS: It is further agreed that Tenant shall pay, as additional rent, its pro rata share of any increase in monthly operating costs, within thirty (30) days of billing. Building Operating Costs will be determined by actual operating costs for the calendar year January 1, through December 31, 2000.

        (a) Operating costs are defined as any and all expenditures incurred by the Landlord in connection with the maintenance and operation of the building of which the premises are a part. These costs may include, but are not limited to, equipment, landscaping, adjacent walks, parking areas, as well as any charges for electricity, gas, sewer and water or other utilities furnished to the building, including any taxes thereon. Other charges may include janitorial services and supplies, management services, and any additional expenditures which may be required from time to time in maintaining the operation of a first-class office building.

        (b) Operating costs will be reviewed annually to determine the Tenant's pro rata share of any accrued obligation for increases, in monthly operating costs. Landlord will furnish to Tenant a written statement showing, in reasonable detail, Landlord's operating costs for the months that are being billed. Tenants having three (3) month's history, or longer, in any six (6) month billing period, will be billed for that period. Tenants with less than three (3) month's history, will be carried forward to the next billing period. In the event that Building Operating Costs decrease, the base costs as heretofore defined, shall act as minimum Building Operating Costs for the purposes of any account adjustments. Standard acceptable practices will be followed by the Landlord and, in the event of any dispute as to any additional rental due hereunder, Tenant will have the right to inspect Landlord's accounting records at Landlord's accounting office. Any inspection must be made within thirty (30) days of receipt of billing.

11.     TAXES AND INSURANCE:

        (a) Landlord shall pay all real property taxes and insurance upon the demised premises. Real property taxes and insurance costs for the base year will be determined by the actual real property taxes and insurance costs incurred by Landlord in the calendar year January 1, through December 31, 2000 provided, however, that the base year for real property taxes shall be the first year the property is assessed for the increased value attributable to Landlord's building improvements. If said costs increase above the base year, the Tenant shall pay a pro rata share of the increase.

The amount to be paid for any increase shall be paid by the Tenant annually, within thirty (30) days of the billing.

        (b) Tenant will be responsible for payment of its personal property tax and rent tax. As used in the above paragraph, "real property tax" shall mean any form of assessment (both general and special), levy, penalty or tax (other than estate or inheritance tax) imposed by any authority having direct or indirect power to tax any legal or equitable interest of Landlord in the leased premises, including any tax on rent (other than income tax) in lieu of or in addition to normal real property taxes or assessments.

12. ALTERATIONS: Tenant shall not make any alterations, additions, or improvements to the demised premises without the prior written consent of Landlord. At the termination of this Lease, Tenant shall, if Landlord so elects, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the premises to their original conditions, otherwise such improvements shall be delivered up to Landlord with the premises. All shelves, bins, equipment and trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord. All such removals and restorations, shall be accomplished in a good workmanlike manner so as not to damage the primary structural qualities of the building and other improvements situated on the demised premises.

13. MECHANICS LIENS: Tenant agrees that it will promptly pay for any work done in or about the demised premises, and will not permit or suffer any mechanics liens to attach to the demised premises, and shall promptly cause any claim for such lien to be released, or to secure Landlord to its satisfaction in the event Tenant desires to contest any such claim.

14. LEASE ASSIGNMENT OR SUBLETTING: Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the demised premises without first obtaining prior written consent of Landlord. The Tenant shall not change the ownership of the business in order to avoid this provision, and will, at the request of the Landlord, provide whatever documentation is necessary to establish that the Tenant is in compliance with this provision. If the Landlord, upon the request of the Tenant allows Tenant to assign or sublet the premises, then, in the "event of default" as herein defined, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents coming due to Tenant under such assignment, or sublease and apply such rent against any sums due to it by Tenant hereunder, and no such obligation shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Assignor or Sublessor may not collect rent in excess of the existing Lease rates and any such sum received by Assignor or Sublessor must be immediately paid to the Landlord, less any costs Sublessor may have for said subletting. The Landlord shall also have the right to assign any of its rights under this Lease.

15.     INSURANCE, LIABILITY AND INDEMNITY:

        (a) Tenant shall throughout the demised term, at its sole cost and expense, provide and keep in force with responsible insurance companies satisfactory to Landlord and to any mortgagee under a mortgage constituting a lien upon the demised premises, public liability, and property damage insurance. The liability limits of all said insurance shall be a minimum of $1,000,000 Bodily Injury, $500,000 Property Damage or a combined single limit of $1,000,000, protecting Landlord and any such mortgagee, as well as Tenant against liability to any employees or servants of Tenant or to any other person whomsoever arising out of or in connection with Tenant's use of the leased premises or the condition of the leased premises. Tenant is to furnish Landlord with a Certificate of Liability Insurance with 30 days after commencement of this Lease, or Landlord may provide same and charge Tenant on its normal monthly billing.

        (b) Landlord shall procure and maintain at all times during the term of this Lease a policy or policies of insurance covering loss or damage to the premises (exclusive of Tenant ' s trade fixtures, equipment, and personal property), providing protection against all perils included within the classification of "All Risk".

        (c) (1) Tenant's Indemnity. Tenant indemnifies, defends, and holds Landlord harmless from claims:

            (i)   for personal injury, death, or property damage;

            (ii)  for incidents occurring in or about the premises or building;
                  and

            (iii) caused by the negligence or willful misconduct of Tenant, its agents, employees, or invitees.

        When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant' s agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

        (c) (2)Landlord's Indemnity. Landlord indemnifies, defends, and holds Tenant harmless from claims:

            (i)   for personal injury, death, or property damage;

            (ii)  for incidents occurring in or about the premises or building;
                  and

            (iii) caused by the negligence or willful misconduct of Landlord, its agents, employees, or invitees.

        When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees, or invitees, Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

        (c) (3)Exclusion from indemnities. To the extent, if at all, that
Section 56-7-1 New Mexico Statutes Annotated 1978 applies to any agreement to indemnify contained herein, such agreement to indemnify shall not extend to liability, claims, damages, losses or expenses, including attorney's fees, arising out of:

            (i) The preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee; or

            (ii) The giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

        (d) All personal property of any kind or description whatsoever in the demised premises shall be at the Tenant's sole risk, and the Landlord shall not be held liable for any damage to or loss of such personal property or to the business of the Tenant.

16.     DAMAGE OR DESTRUCTION:

        (a) In the event improvements on the premises are damaged by any casualty which is covered under an insurance policy required to be maintained pursuant to Paragraph 15, then Landlord may, at Landlord' s option, either (1) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (2) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, as of the date of the occurrence of the damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event the Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. If the premises are totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Paragraph 15 (including any destruction required by any authorized public authority) , this Lease may automatically terminate as of the date of such total destruction, at the option of the Landlord.

        (b) If the premises are partially destroyed or damaged and Landlord or Tenant make repairs pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent which Tenant's use of the premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of such damage, destruction, repair or restoration.

17. EMINENT DOMAIN: If the leased premises shall be taken by right of eminent domain, in whole or substantially in part, for public purposes, then this Lease, at the option of the Landlord, shall forthwith cease and terminate, and the current rent shall be properly apportioned to the date of such taking and in such event Landlord shall receive the entire award for the lands and improvements so taken, and Tenant shall make no claim against Landlord for compensation in connection with the taking referred to above.

18. SUBORDINATION: This Lease and all of the rights of Tenant hereunder are and shall be subject and subordinate to any sale and/or lien of any mortgage now or hereafter placed on the demised premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of said sale and/or mortgage.

19. ATTORNMENT: If the Landlord under the sale or the holder of the mortgage shall succeed to the rights of the Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, Tenant, upon the request of such successor Landlord, shall attorn to and recognize such successor Landlord as Tenant's Landlord under this Lease, and shall promptly execute and deliver any instrument that such successor Landlord may request to further evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in the Lease.

20. ESTOPPEL CERTIFICATES: Upon the request of either panty, at: any time, and from time to time, Landlord and Tenant agree to execute and deliver to the other, within ten (10) business days after such request, a written instrument, duly executed,

        (a) certifying that this Lease has not been modified and is in full force and effect or if there has been a modification of the Lease, that this Lease is in full force and effect as modified, stating such modifications;

        (b) specifying the dates to which the rent and other payments due under this Lease have been paid;

        (c) stating whether or not, to the knowledge of the party executing such instrument, the other party is in default and, if such party is in default, stating the nature of the default;

        (d) stating the commencement date and the expiration date of the terms of this Lease; and

        (e) stating which options to renew the term have been exercised, if any.

21. HOLDING OVER: Should Tenant, or any of its successors in interest, hold over the leased premises, or any part thereof, after the expiration 'of the term of this Lease, unless otherwise agreed in writing, such holding over shall. constitute and be construed as tenancy from month to month only, at a rental rate equal to 150% of the monthly base rental paid during the last year.

22.     TENANT DEFAULT:

        (a) The following events shall be deemed to be events of default by Tenant under this Lease:

           (1) Tenant shall fail to pay any installment of the rent or other charges hereby reserved and such failure shall continue for a period of ten (10) business days.

           (2) Tenant shall fail to comply with any term, provision or covenant of the Lease, other than the payment of rent or other charges and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, or as otherwise prescribed in this Lease. This time frame may be extended however, if the nature of said cure is such that
        (30) days is not sufficient time to effect such cure due to circumstances beyond Tenant's control and Tenant diligently pursues and documents its effort to completion.

           (3) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

           (4) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

           (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

           (6) Tenant shall supply false or misleading information to the Landlord or its agents or representatives in the form of personal or business data so as to obtain Landlord's consent to lease or other unfair preference.

           (7) Tenant shall fail to take occupancy, desert or vacate any substantial portion of the premises without payment of rent.

           (8) Tenant's failure to comply with the provisions or reporting requirements of either the Subordination Clause or the Attornment Clause contained within the Lease and such failure to comply continues for a period of ten (10) business days.

        (b) Upon the occurrence of any of such events of default, Landlord shall have, in addition to the normal remedies provided by law, the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

           (1) Terminate this Lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, with or without process of law, and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including any damages Landlord may incur because of special sums expended for fixing up premises for Tenant.

           (2) Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore, and relet the premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting as pertains to the unexpired portion of the Lease.

           (3) Enter upon the leased premises, by force if necessary, without being liable for prosecution or any claim for damages therefore and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant' s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages, resulting to the Tenant from such action, whether caused by negligence of Landlord or otherwise.

           (4) It is agreed that, in case the demised premises are left vacant and the rent be in default then Landlord may, without being obligated to do so, and without terminating this Lease, retake possession of the demised premises and rent the same for such terms as Landlord may deem best, making such changes and repairs as may be required, all on behalf of and for the account of Tenant, giving credit for the amount of rent so received, less all expense of such changes and repairs, including lease commissions, and said Tenant shall, at Landlord's option, be liable for the balance of the rent herein reserved until the expiration of the term of this Lease.

        (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained, shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

        (d) The Tenant acknowledges and agrees that should it become necessary for the Landlord to serve a Complaint in Forcible Entry or Unlawful Detainer, in accordance with State statutes, that said Complaint, shall not automatically terminate Tenant's obligations to pay future rents and this Lease may continue in full force and effect, at the option of the Landlord.

        (e) The laws of the State in which the property is located shall govern this Lease and any interpretations or construction thereof. Further, the place of performance and transaction of business shall be deemed to be in the County of Bernalillo, State of New Mexico when referring to property leased in the State of New Mexico and in the event of litigation, the exclusive venue and place of jurisdiction shall be heretofore prescribed.

23. LANDLORD'S LIEN AND UNIFORM COMMERCIAL CODE: As security for Tenant's payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all goods, wares, equipment, fixtures, furniture of Tenant now or subsequently located upon the leased premises. If Tenant abandons or vacates any substantial portion of the leased premises or is in default of the payment of any rentals, damage or other payments required to be made by this Lease, Landlord may enter upon the leased premises, by force if necessary, and take possession of all or part of the aforesaid items, and may sell all or any part of the same at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash and on behalf of Tenant, sell and convey all or part: to the bidder, delivering to the bidder all of the Tenant's title and interest in the items sold to him. The proceeds of the sale shall be applied by the Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. To the extent, if any, this Lease grants Landlord, or recognizes in Landlord, any lien rights greater than provided by the laws of the State in which the leased premises are located pertaining to Landlord's lien. This Lease is intended as, and constitutes a security agreement within the meaning of the Uniform Commercial Code and, Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant's property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code to secure the payment to Landlord of the various amounts provided in this Lease and in compliance with same. A Landlord's Lien Waiver will be granted for the computer equipment.

24.     BUILDING RULES AND REGULATIONS:

        (a) Tenant shall not bring or keep within the building any animal, bicycle or motorcycle.

        (b) Canvassing, soliciting and peddling in the building are prohibited, and Tenant shall cooperate to prevent such activities.

        (c) No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the building without the written consent of Landlord. No television or radio or recorder shall be played in such a manner to cause a nuisance to any other Tenant.

25. COST AND ATTORNEY'S FEES: If by reason of any default on the part of either party it becomes necessary for either party to employ an attorney or in case Landlord shall bring suit to recover any rent due hereunder, or for breach of any provision of this Lease or to recover possession of the leased premises, or if Tenant shall bring any action, then and in any such events, the Prevailing Party shall receive reasonable attorney's fees, not to exceed $200.00 per hour and costs and expenses expended or incurred in connection with such default or action as awarded by the courts.

26. QUIET ENJOYMENT: Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate leases, and, that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal. However, Tenant accepts this Lease subject and subordinate to any underlying lease, mortgage, deed of trust or other lien presently existing upon the leased premises. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this agreement to any underlying lease, mortgage, deed of trust or other lien hereunder placed on the leased premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any lien, deed of trust or mortgage on the leased premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the Landlord under this Leasee. Tenant agrees to attorn to the Purchaser, as its Landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in the Lease.

27. FINANCIAL STATEMENT: Tenant shall furnish Landlord, upon request, a current Financial Statement.

28. SEVERABILITY CLAUSE: If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the Parties hereto that the remainder of this Lease shall not be affected thereby. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

29. SURRENDER OF POSSESSION: The Tenant agrees to deliver up and surrender to the Landlord possession of said premises along with all keys thereto, at the expiration of the termination of this Lease, by lapse of time or otherwise, in as good repair as when the Tenant obtained the same at the commencement of said term, normal wear and tear excepted, except damage by the elements (occurring without the fault of the Tenant or other persons permitted by the Tenant to occupy or enter the demised premises or any part thereof) or by act of God or by insurrection, riot, invasion, or commotion, or of military or usurped power.

30. REMOVAL OF TENANT'S PROPERTY: If the Tenant shall fail to remove all effects from said premises upon the abandonment thereof or upon the termination of this Lease for any cause whatsoever, the Landlord, at its option, may remove the same in any manner that it shall choose, and store the said effects without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such effects, or sell any of the same, at private sale and without legal process, for such prices as the Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord and upon the expense incident to the removal and sale of said effects, rendering the surplus, if any, to the Tenant.

31. CONSENT NOT UNREASONABLY WITHHELD: Unless otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent shall not be unreasonably withheld or delayed. Tenant's sole remedy, if Landlord unreasonably withholds or delays consent or approval, shall be an action for specific performance and Landlord shall not be liable for damages.

32. AMENDMENT OR MODIFICATION: The Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of the Lease shall be valid or binding unless expressed in writing and executed by the Parties hereto in the same manner as the execution of this Lease.

33.     IMPLIED SURRENDER:

        (a) No act or thing done by Landlord or Landlord's agents during the term hereof or any extension thereof, shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by the Landlord or his designated representative. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease.

        (b) The delivery of keys to any employee of the Landlord, or of Landlord's agents, shall not operate as a termination of this Lease or a surrender of the demised premises. No payment by Tenant or receipt by Landlord, of a lesser amount than the minimum monthly rent herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

34. FORCE MAJEURE: In the event that either Party hereto shall be delayed or hindered in or prevented from the performance of any act required by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the Party delayed in performing work or doing acts required under the terms of this Lease, then performance of any such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this section shall not operate to excuse Tenant from prompt payment of the base rental or any other payments required by, the terms of this Lease.

35.     NOTICE ADDRESS:

        (a) Each provision of this instrument or any of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice of the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

           (1) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord or its agent at the address hereinbelow set forth or at such other address as Landlord may specify front time to time by written notice delivered in accordance herewith.

           (2) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

           (3) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt

        Requested, addressed to the Parties hereto at the respective addresses set out opposite their names below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith. Landlord's notice to Tenant advising same of breach or default will further have been accomplished when personal delivery is made by Landlord or its agent and/or representative to Tenant or Tenant's chief official.

        Landlord:     Mountain States Mutual Casualty Company
                      501 Silver Avenue SW
                      Albuquerque, New Mexico 87102

        Tenant:       Xcare.net
                      5051 Journal Center Boulevard NE Suite 410
                      Albuquerque, New Mexico 87109

        (b) If and when, included within the term "Landlord" as used in this instrument, there is more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address in Bernalillo County, New Mexico, or any other location, for the receipt of notices and payments to Landlord, if and when, included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for receipt of notices and payments to Tenant. All Parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

36. SUCCESSORS: The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives except as otherwise herein expressly provided.

37. GENDER: Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

38. BROKERAGE COMMISSIONS: Tenant warrants that it has had no dealings with any broker or agent other than CB Richard Ellis and With Investment Company in connection with the negotiation or execution of this Lease, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs, expenses or liability for commissions or other compensation or charges claimed by or awarded to any broker or agent with respect to this Lease.

39. RENT TAX: If applicable in the jurisdiction where the leased premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or similar taxes, if any, levied or imposed by any, city, state, county, or other governmental body having authority, such payment to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease.. Any such payment shall be paid concurrently with the payment of the rent, operating expense or other charge upon which the tax is based as set forth above.

40. CORPORATE AUTHORITY: If Tenant is a corporation, Tenant warrants it has legal authority to operate and is authorized to do business in the state in which the premises are situated. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has authority to do so and fully obligate Tenant to all terms and provisions of this Lease. Tenant shall, upon request from Landlord, furnish Landlord with a certified copy of resolution of the Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant's behalf.

41. AMENDMENT, ADDENDUM, MODIFICATION: Any amendments, Modifications, and/or other Supplements, if any be hereto attached, are made a part hereof, and shall be binding upon the Parties hereto, and if any provision of said Amendments, Addendums, Modifications, or Supplements shall conflict in any manner with any other provision of this Lease, the provision of the Amendment, Addendum, Modification or Supplement shall prevail.

42. COMPLIANCE WITH LAW: Tenant, at Tenant's expense, shall comply with .all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the premises and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the premises.

43.     USE OF HAZARDOUS MATERIAL:

        (a) Tenant shall not cause or permit Hazardous Material to be brought upon, kept or used in or about the premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches this obligation, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or useable space or of any amenity of the premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under premises. Without limiting the foregoing, if the presence of any Hazardous Material on the premises caused by Tenant results in any contamination of the premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the premises to the condition existing prior to the introduction of any such Hazardous Material to the premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

        (b) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Pare 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

        (c) Inspection, Landlord and its agents shall have the right, but not the duty, to inspect the premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

        (d) Default. Any default under this Paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

44. ATTACHMENTS: The following items are attached hereto and made a part of this lease as Exhibit A:

        (a) Tenant development standards

        (b) Building plans

In consideration of this lease, Landlord will build out Suite 410 in accordance with the attached development standards and building plans and specifications.

This Lease Agreement shall be effective as of the later date executed by either Landlord or Tenant, as the case may be.


TENANT NAME:                    Xcare.net, Inc.


                                By: /s/ PETER H. CHEESBROUGH
                                    -------------------------------------------
                                    PETER H. CHEESBROUGH, SR. VP. FINANCE & CFO


LANDLORD:                       Mountain States Mutual Casualty Company


                                By: /s/ JERRY P. WITH
                                    -------------------------------------------
                                    Jerry P. With, President



STATE OF COLORADO
COUNTY OF ARAPAHOE

        This instrument was acknowledged before me on November 1st, 1999, by PETER H. CHEESBROUGH AS SR. VP. FINANCE & CFO of Xcare.net, Inc. a Delaware Corporation.


                                   /s/ [Signature Illegible]
(Seal)                             ---------------------------------------------
                                        Notary Public


                                   My commission expires:        6-21-00
                                                         -----------------------


STATE OF NEW MEXICO
COUNTY OF BERNALILLO

        This instrument was acknowledged before me on 11/8/99, 1999, by Jerry P. With as President of Mountain States Mutual Casualty Company, a New Mexico Corporation.


                                   /s/ [Signature Illegible]
(Seal)                             ---------------------------------------------
                                        Notary Public


                                   My commission expires:     July 7, 2002
                                                         -----------------------

                                                                       EXHIBIT A



                 [MOUNTAIN STATES INSURANCE BUILDING FLOORPLAN]

Mountain States Insurance Group
Tenant Development Standards


1.      Walls

        a. 3-5/8" - 25 gauge studs with double 20 gauge studs at each door jamb and other openings.

        b. Rated corridor and suite demising walls shall go to deck and will contain full sound batts. Additional acoustical or security requirements will be additional.

        c.     Other walls shall go to ceiling (9' -0") unless otherwise noted.

        d. 5/8" gypsum board walls with tape, spray texture, and paint (three coats, standard color).

        e.     Any additional wall coverings are extra.

        f. Shell space to include taped exterior walls not textured or painted.

2.      Flooring

        a. Carpet allowance shall be $16 per square yard upgrades to this amount will be the responsibility of the tenant.

        b.     Vinyl tile shall be "concert" series by Tarkett.

3.      Base

        a.     2-1/2" vinyl or rubber from standard colors.

4.      Ceiling Tile

        a.     Ceiling tile shall be USG Type "F" fissured - 2 X 4 as indicated.

        b. Shell space will include ceiling grid in place at 9' -0" without tiles. Tiles will be purchased by shell contractor and stored on each floor. Shell contractor will be held accountable for tile storage. TI contractor will install ceiling tile.

        c.     Grid to be standard 9/16" wide, white.

5.      Doors

        a. One (1) entry door to tenant space shall be 3' -0" X 9' -0" X 1-3/4" flush Weyerhauser door, soft wood edge, natural cherry veneer. Hardware shall be Sargent 1000 Series.

               Frame shall be 18 gauge hollow metal. Double rabbit, 2 pair hinges, Closure provided. 3' -0" X 9' -0" glazed side light in 18 gauge hollow metal to match deer frame.

        b. All other doors shall be 3' -0" X 9' -0" X 1-3/4" flush Weyerhauser door, soft wood edge, natural cherry veneer. Hardware shall be Sargent 1000 Series latch without lock. Frame shall be 18 gauge hollow metal double rabbit. Two pair hinges.

        c.     Finish: Match building standard.

6.      Window Covering

        a. Each exterior window shall be provided with 1" mini blinds, all doors shall be the same on the building exterior. Shell contractor will be held accountable for blind storage. Blinds shall be provided in the shell cost and stored. TI contractor will install.

7.      Mechanical

        a. Plumbing fixtures will be provided in the Core Area. Any plumbing fixtures within a Tenant Space is in addition to TI allowance (sinks, cold water, hot water, sewer and vent extensions from building risers are additional).

        b. Four-pipe hot/chilled water piping systems, fan coil units, main ductwork, to fan coil units air diffusion products, temperature controls, building exhaust system, building make-up systems, and energy management system shall be provided in the shell construction.

               All distribution ducting from fan coil units to areas within the shell space will be installed by the shell contractor. Adjustments necessary for rooms and open areas to be done by the T.I. Contractor. Setting of existing thermostats will also be done by the T.I. Contractor.

               Normal operating conditions for the- 4-pipe hot/chilled water piping systems and HVAC units will be provided to the building on a 7:00 a.m. to 6:00 p.m. time frame (winter 68(degree) F to 72(degree) F), (summer 75(degree) F to 78(degree)), five days a week (Monday thru Friday). After hours HVAC capability are additional to the TI standard package and will be available thru timed override meters and cancel buttons for each fan coil unit.

               Building exhaust fan system and make-up air systems are shut-down at 6:00 p.m., and start-up at 7:00 a.m.

        c. Fire protection main, siamese connection, riser, mains, laterals, roof manifolds, alarms, flow switches, etc. for

               The entire building shall be provided in the shell construction. Fire sprinkler heads at finished ceiling shall be recessed type, sprinkler heads in exposed areas shall be the pendant type.

8.      Electrical

        a. Standard lighting fixtures shall be 18 cell parabolic with energy saving electronic ballasts. Lights will be purchased under shell package and stored on floor. Shell contractor shall install a few lights in grid for light within the space. TI contractor will install lights and ceiling tile. Lights are to be plug in type.

        b. Power provided to each floor. Shell contractor shall provide a sub-panel to each tenant space. Shell contractor shall provide and distribute hot "J" boxes in ceiling on a 20' OC grid. TI contractor will distribute from grid

        c. Telephone backboard shall be provided at each floor by the shell contractor. The TI contractor shall provide a "J" box, conduit to 1" above the ceiling, and a pull string. The tenant will be responsible for pulling lines from the telephone backboard to the outlet.

        d. A data backboard shall be provided on each floor by the shell contractor. The TI contractor shall provide a "J" box, conduit to 1" above the ceiling, and a pull string. The tenant will be responsible for pulling data lines.

9.      Signage

        a. Exterior: Any exterior sign needs to be reviewed by the Journal Center Corporation.

        b.     Interior: Main lobby - Building directory

        c.     Tenant Location: At suite entrance - tenant name and suite number
               - non illuminated.